SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment no. 1)


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                           ELANTEC SEMICONDUCTOR, 1NC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)   Title of each class of securities to which transactions applies:

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(2)   Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
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[ ]   Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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



                         ELECTRONICS FOR IMAGING, INC.
                               303 Velocity Way
                         Foster City, California 94404

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on May 6, 1999


TO THE STOCKHOLDERS:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ELECTRONICS FOR IMAGING, INC., a Delaware corporation (the "Company"), will be held on May 6, 1999 at 9:00 a.m., Pacific Daylight Time, at the Company's Corporate headquarters, 303 Velocity Way, Foster City, California 94404 for the following purposes:

   1. To elect five (5) directors to serve for the ensuing year or until their successors are duly elected and qualified.

   2. To approve the adoption of the Company's 1999 Equity Incentive Plan pursuant to which the number of shares of Common Stock authorized for issuance thereunder will be 600,000 shares.

   3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 1999.

   4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 22, 1999 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.


                                        Sincerely,


                                        /s/  Eric Saltzman

                                        Eric Saltzman
                                        Secretary


Foster City, California
April 7, 1999



--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT


            IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
        YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
        AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                         ELECTRONICS FOR IMAGING, INC.


                                PROXY STATEMENT


                INFORMATION CONCERNING SOLICITATION AND VOTING


General

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ELECTRONICS FOR IMAGING, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Thursday, May 6, 1999 at 9:00 a.m., Pacific Daylight Time ("the Annual Meeting"), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company's corporate headquarters, 303 Velocity Way, Foster City, California 94404. The Company intends to mail this proxy statement and accompanying proxy card on or about April 7, 1999.

     At the Annual Meeting, the stockholders of the Company will be asked: (1) to elect five directors to serve for the ensuing year or until their successors are duly elected and qualified; (2) to approve the adoption of the 1999 Equity Incentive Plan; (3) to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 1999; and (4) to transact such other business as may properly come before the meeting. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting will be voted.


Voting Rights and Outstanding Shares

     Only stockholders of record at the close of business on March 22, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of March 22, 1999, the Company had outstanding and entitled to vote 53,696,738 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote per each share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

     In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting.


Solicitation

     The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting and the enclosed proxy, as well as the cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are beneficial owners of shares listed of record in names of nominees, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers and regular employees of the Company or, at the Company's request Corporate Investor Communications, Inc. No additional compensation will be paid to directors, officers or other regular employees of the Company for such services, but Corporate Investor
Communications, Inc. will be paid its customary fee, estimated to be about $7,500, if it renders solicitation services.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company's principal executive office, 303 Velocity Way, Foster City, California 94404, a written notice of revocation or a duly executed proxy bearing a later date or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.


Stockholder Proposals To Be Presented at Next Annual Meeting

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's annual meeting of stockholders to be held in the year 2000, pursuant to Rule 14a-8 of the Securities and Exchange Commission, is December 2, 1999. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's annual meeting of stockholders notifies the Company of such matter prior to February 15, 2000, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.



                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

Nominees

     There are five nominees for the six board positions presently authorized by the Company's bylaws. The vacancy is due to the fact that Efraim Arazi decided to not seek reelection. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's five nominees named below. Proxies cannot be voted for more Directors than the five nominees named. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified, or until such director's earlier death, resignation or removal.

     The names of the nominees, each of whom is currently a director of the Company elected by the stockholders, and certain information about them are set forth below:



Name of Nominee and Principle Occupation                                      Age     Director Since
----------------------------------------                                      ---     ---------------
Dan Avida  ..................................................................  35          1994
 Chairman of the Board and Chief Executive Officer of the Company

Gill Cogan    ...............................................................  46          1992
 General Partner of Weiss, Peck & Greer (investment company) and
 General Partner of Weiss, Peck & Greer Venture Partners II, L.P.
 (a venture capital firm).

Dan Maydan    ...............................................................  63          1996
 President of Applied Materials Inc. (a semiconductor manufacturing equipment company).

Jean-Louis Gassee   .........................................................  55          1990
 Chief Executive Officer of Be Inc. (a personal computer technology company).

Thomas I. Unterberg    ......................................................  68          1990
 Managing Director of C.E. Unterberg Towbin (an investment banking firm).

     Mr. Avida has served as President of the Company since October 1994 and as Chief Executive Officer since July 1995. Mr. Avida served as its Chief Operating Officer from October 1994 to July 1995, Vice President Research and Development from July 1993 until October 1994, Vice President Hardware Systems from August 1991 to July 1993, Director of Hardware Systems from January 1991 to August 1991, a project manager from December 1989 to January 1991 and an engineer from July 1989 to December 1989. From 1984 to July 1989, he served in the Israeli Defense Forces as a project manager and, later, as a section leader responsible for the development of high-technology projects. Mr. Avida is a graduate of Technion, Israel Institute of Technology, from which he received his degree in Computer Engineering.

     Mr. Cogan has been a managing director of Weiss, Peck & Greer, L.L.C., an investment company, since 1992, and has also been a general partner of Weiss, Peck & Greer Venture Partners, L.P since 1991. From 1986 to 1990, Mr. Cogan was a partner of Adler & Company, a venture capital group handling technology-related investments. From 1983 to 1985, he was chairman and chief executive officer of Formtek, an imaging and data management computer company, whose products were based upon technology developed at Carnegie-Mellon University. Mr. Cogan is currently a director of Harmonic Lightwaves Inc., Integrated Packaging Assembly Corporation, Micro Linear Corporation, Number Nine Visual Technology, P-Com, Inc. and several private companies. Mr. Cogan holds a B.S. in Physics and an MBA from the University of California at Los Angeles.

     Mr.  Gassee  is  currently  chief  executive  officer  of Be Inc., which he joined in 1990. Mr. Gassee served as the president of Apple Products, a division of Apple Computer, Inc. ("Apple"), a manufacturer of personal computers and related software, from August 1988 to February 1990. From June 1987 to August 1988, Mr. Gassee served as senior vice president of research and development of Apple, and from June 1985 to June 1987, he served as vice president of product development. He was also the founding general manager for Apple Computer France, SARL. Before joining Apple, Mr. Gassee was president and general manager of the French subsidiary of Exxon Business Systems. In addition, Mr. Gassee has held several management positions with Data General Corporation, including general manager for France, area manager for Latin countries and marketing manager for Europe. He also spent six years with Hewlett-Packard Company, where he served in several positions, including sales manager of Europe. Mr. Gassee is a director of Laser Master Technologies and 3 Com Corporation.

     Dr. Maydan has been President of Applied Materials Inc. since January 1994 and a member of that company's Board of Directors since June 1992. From March 1990 to January 1994, Dr. Maydan served as Applied Material's Executive Vice President, responsible for all of the company's product lines as well as new product development. Dr. Maydan is also Co-Chairman of Applied Komatsu Technology, a joint venture formed in September 1993 with Komatsu, Ltd., to manufacture and market systems for the flat panel display industry. Before joining Applied Materials in September 1980, Dr. Maydan spent thirteen years in various positions with Bell Laboratories. Dr. Maydan received his B.S. and M.S. degrees in electrical engineering from Technion, Israel Institute of Technology and his Ph.D. in physics from Edinburgh University.

     Mr. Unterberg is the co-founder and has served as a managing director of C.E. Unterberg Towbin, an investment banking firm, since June 1989. He was a managing director of Shearson Lehman Hutton Inc. from January 1987 to January 1989. Prior to that, he was chairman of the board, chief executive officer and senior managing director of L.F. Rothschild, Unterberg, Towbin Holdings, Inc. and was associated with such firm or its predecessors from 1956. Mr. Unterberg is also a director of AES Corporation, Systems & Computer Technology Corporation and ECCS, Inc. Mr. Unterberg is a graduate of Princeton University and received an MBA from the Wharton School, University of Pennsylvania.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

The Company's Board of Directors recommends a vote "FOR" all five nominees listed above.

                     COMMITTEES OF THE BOARD OF DIRECTORS


Meetings of Board of Directors and Committees

     The Board of Directors of the Company held a total of four (4) meetings during 1998. The Board of Directors have an Audit Committee and a Compensation Committee. Each director attended 75% or more of the aggregate meetings of the Board of Directors and of the committees thereof, if any, upon which such director served during 1998.

     The Audit Committee consists of Director Cogan and Director Maydan. The Audit Committee conducted three meetings during 1998. The Audit Committee approves the engagement of and the services to be performed by the Company's independent accountants and reviews the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee consists of Directors Gassee and Unterberg and undertook its actions by unanimous written consent during 1998. The Compensation Committee reviews and approves the Company's executive compensation policy and administers the Company's Stock Plans.

     The Board of Directors does not have a nominating committee or any committee performing similar functions.

     Effective July 1, 1998, outside members of the Board of Directors receive cash compensation in the amount of $15,000 per year plus $1,000 per Board of Directors meeting or $500 per Board of Directors meeting attended by telephone and $1,000 per Audit Committee meeting, in addition to reimbursement of reasonable expenses incurred in attending meetings. The cash compensation for 1998 had been prorated accordingly. On August 4, 1998, each outside member of the Board of Directors was granted an option to purchase 15,000 shares of the Company's Common Stock. These options are exercisable starting nine months after the grant date, with 25% of the option becoming exercisable on each of May 4, 1999, February 4, 2000, November 4, 2000, and August 4, 2001.



                                  PROPOSAL TWO
                   APPROVAL OF THE 1999 EQUITY INCENTIVE PLAN


     In March 1999, the Board adopted the Company's 1999 Equity Incentive Plan ("Incentive Plan"), subject to stockholder approval. Subject to stockholder approval, there are 600,000 shares of Common Stock reserved for issuance under the Incentive Plan.

     The Company has previously adopted two stock plans, the 1989 Stock Plan (the "1989 Plan"), and the 1990 Stock Plan (the "1990 Plan" and, together with the 1989 Plan and Incentive Plan, the "Stock Plans"). The Stock Plans are administered by the Board of Directors or a committee appointed by the Board. The Stock Plans provide for grants to employees, consultants and directors of the Company or any parent or subsidiary (as defined in the Stock Plans) of the Company.

     The 1989 Plan will terminate upon approval by stockholders of the Incentive Plan. No options or stock purchase rights have been issued under the 1989 Plan since November 30, 1992. As of February 28, 1999, 35,132 shares of Common Stock (plus any shares that might in the future be returned to the 1989 Stock Plan as a result of cancellations or expiration of awards) remained available for future grant under the 1989 Stock Plan and will, upon termination of the 1989 Plan, be returned to the total authorized but unissued shares of Common Stock of the Company.

     The Incentive Plan is intended to supplement and eventually replace the Company's currently existing 1990 Stock Plan. The 1990 Stock Plan by its terms will expire in June 2000. The material terms under the Incentive Plan are substantially the same as the terms under the 1990 Stock Plan. The Board approved the new Incentive Plan in order to ensure the Company can continue to grant options and stock awards at levels and in the manner determined appropriate by the Board.

     As of February 28, 1999, awards (net of canceled or expired options) covering an aggregate of 10,553,368 shares of the Company's Common Stock had been granted under the 1990 Stock Plan. As of

February 28, 1999, 2,651,780 shares of Common Stock (plus any shares that might in the future be returned to the 1990 Stock Plan as a result of cancellations or expiration of awards) remained available for future grant under the 1990 Stock Plan.

     As of April 7, 1999, no stock awards had been granted under the Incentive Plan.

     Stockholders are requested in this Proposal Two to approve the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     The Company's Board of Directors unanimously recommends a vote "FOR"
                 the approval of the 1999 Equity Incentive Plan

   The essential features of the Incentive Plan are outlined below:


General

     The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. See "Federal Income Tax Information" for a discussion of the tax treatment of awards.


Purpose

     The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 600 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.


Administration

     The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price of each option, the type of consideration and other terms of the option or award.

     The Board has the power to delegate administration of the Incentive Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or solely of two or more "outside directors" within the meaning of Section 162(m) of the Code. For this purpose, a "non-employee director" generally is a director who does not receive remuneration from the Company other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3 under the Exchange Act). An "outside director" generally is a director who is neither a current or former officer of the Company nor a current employee of the Company, does not receive any remuneration from the Company other than compensation for service as a director, and is not employed by or have certain ownership interests in an entity that receives remuneration from the Company (except within specified limits applicable under regulations issued pursuant to Section 162(m) of the Code). If administration is delegated to a committee, the committee has the power to delegate administrative powers to a subcommittee. As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints or, if applicable, any such subcommittee, as well as to the Board itself. In accordance with the foregoing provisions, the Board has delegated administration of the Incentive Plan to the Compensation Committee.


Eligibility

     Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

     No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

     No employee may be granted options and/or stock appreciation rights under the Incentive Plan exercisable for more than (i) 2,000,000 shares of Common Stock during any fiscal year if such shares are granted in connection with an employee's initial employment with the Company or (ii) 1,000,000 shares of Common Stock during any fiscal year if such shares are granted for reasons other than an employee's initial employment with the Company (collectively, the "Section 162(m) Limitations").


Stock Subject to the Incentive Plan

     Subject to this Proposal, an aggregate of 600,000 shares of Common Stock is reserved for issuance under the Incentive Plan. The Incentive Plan provides that the aggregate number of shares of Common Stock subject to awards granted in the form of stock bonuses and restricted stock may not exceed 10% of the aggregate shares reserved for issuance under the Incentive Plan. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again becomes available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will not again become available for reissuance under the Incentive Plan.


Terms of Options

     The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value.

     The exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant. As of March 24, 1999, the closing price of the Company's Common Stock as reported on the NASDAQ National Market System was $33.81 per share.

     The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

     Option  Exercise. Options  granted  under  the  Incentive  Plan  may become exercisable in cumulative increments ("vest") as determined by the Board. Vesting typically will occur during the optionholder's continued  service  with  the  Company  or an affiliate, whether such service is performed in the capacity of employee, director or consultant (collectively, "service") and regardless of any change in the capacity of such service. Shares covered by different options granted under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the
Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company, or by a combination of these means.

     Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option have passed; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

     The option term may be extended in the event that exercise of the option within these periods is prohibited by law, particularly applicable securities law.


Terms of Stock Bonuses and Purchases of Restricted Stock

     Payment. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 50% of the fair market value of the Company's Common Stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment. See "Stock Subject to the Incentive Plan" regarding the limitation on the aggregate number of shares eligible to be granted as restricted stock awards and bonuses.

     The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time the award is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

     Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

     Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.


Stock Appreciation Rights

     The Incentive Plan authorizes three types of stock appreciation rights.

     Tandem Stock Appreciation Rights. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights shall generally be made in cash.

     Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights shall generally be made in cash.

     Independent Stock Appreciation Rights. Independent stock appreciation rights are not tied to any underlying option, but instead are denominated in "share equivalents." A share equivalent for this purposes is equal to a share of Common Stock. Independent stock appreciation rights entitle the participant to receive, upon exercise, a distribution for each exercised share equivalent that is equal to the current fair market value of a share of Common Stock, less the value of the share on the original date of grant. Distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of stock or a combination thereof.


Restrictions on Transfer

     The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. A participant may also designate a beneficiary who may exercise the option following the participant's death. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable in certain limited instances. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.


Adjustment Provisions

     Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.


Effect of Certain Corporate Events

     The Incentive Plan provides that, in the event of sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), then any surviving corporation will be required to either assume or continue awards outstanding under the Incentive
Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving corporation declines to assume or continue awards outstanding under the Incentive Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which their options may be exercised will be accelerated and for all awards any repurchase rights or acquisition rights shall lapse. In such event, an outstanding option will terminate if the optionholder does not exercise it before the deadline established by the Board at or following the occurrence of the change in control. The acceleration of vesting or lapse of restrictions on an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.


Duration, Amendment and Termination

     The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on March 28, 2009.

     The Board also may amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) change the Incentive Plan in any other way if such change requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or to satisfy the requirements of Section 422 of the Code or any NASDAQ or other applicable securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

     If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

     Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

     There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

     Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to
Section 16(b) of the Exchange Act.

     Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

     Compensation attributable to restricted stock purchases will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the number of shares subject to the award is within the per-employee limitation described above, and (iii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses and restricted stock purchases with a purchase price below fair market value qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and
(iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount--or formula used to calculate the amount--payable upon attainment of the performance goal).

                                PROPOSAL THREE
            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that stockholders vote for ratification of such appointment. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1992.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

    The Company's Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

                               SECURITY OWNERSHIP

     Except as otherwise indicated below, the following table sets forth certain information regarding beneficial ownership of Common Stock of the Company as of March 22, 1999 by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer listed in the Summary Compensation
Table, and (iv) all executive officers and directors as a group.



                                                                              Common Stock
                                                                         -----------------------
                                                                          No. of       Percent
                      Name of Beneficial Owner (1)                        Shares        Owned
------------------------------------------------------------------------ -----------   ---------
FMR Corporation ........................................................  7,553,350       14.1%
 82 Devonshire Street
 Boston, Massachusetts 02109
J&W Seligman & Company .................................................  5,619,400       10.5%
 100 Park Avenue
 New York, New York 10017
Dan Avida (2) ..........................................................    909,800        1.7%
Thomas Unterberg (3) ...................................................    207,750        *
Jean-Louis Gassee (4) ..................................................    131,250        *
Fred Rosenzweig (5)  ...................................................    107,250        *
Janice Smith (6) .......................................................     59,530        *
Eric Saltzman (4) ......................................................     55,250        *
Dan Maydan (7) .........................................................     20,310        *
Mark Lee (4)   .........................................................     10,750        *
Efraim Arazi (4) .......................................................      3,750        *
Gill Cogan (4) .........................................................      3,750        *
All executive officers and directors as a group (10 persons) (8) .......  1,509,390        2.8%

------------
 * Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 53,696,738 shares outstanding on March 22, 1999, adjusted as required by rules promulgated by the Securities and Exchange Commission (the "SEC").

(2) Includes 840,236 shares of Common Stock issuable upon exercise of options granted to Mr. Avida collectively under the 1989 Stock Plan and the 1990 Stock Plan which are exercisable within 60 days of March 22, 1999.

(3) Includes 3,750 shares of Common Stock issuable upon exercise of options granted to Mr. Unterberg under the 1990 Stock Plan which are exercisable within 60 days of March 22, 1999.

(4) Consists solely of Common Stock issuable upon the exercise of options granted under the 1989 and/or 1990 Stock Plans which are exercisable within 60 days of March 22, 1999.

(5) Includes 97,250 shares of Common Stock issuable upon exercise of options granted to Mr. Rosenzweig under the 1990 Stock Plan which are exercisable within 60 days of March 22, 1999.

(6) Includes 57,830 shares of Common Stock issuable upon exercise of options granted to Ms. Smith under the 1990 Stock Plan which are exercisable within 60 days of March 22, 1999.

(7) Includes 18,750 shares of Common Stock issuable upon exercise of options granted to Mr. Maydan under the 1990 Stock Plan which are exercisable within 60 days of March 22, 1999.

(8) Includes an aggregate of 1,222,566 shares of Common Stock issuable upon the exercise of options granted to executive officers and directors collectively under the 1989 and 1990 Stock Plans which are exercisable within 60 days of March 22, 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 1998 to December 31, 1998, all Section 16(a) filing requirements applicable to officers, directors or greater than ten percent beneficial owners were complied with.


                              EXECUTIVE OFFICERS

     The following table lists certain information regarding executive officers as of March 22, 1999.



          Name           Age                       Position
------------------------ -----   -----------------------------------------------
Dan Avida ..............  35     Chairman of the Board of Directors and Chief
                                 Executive Officer
Mark Lee ...............  40     Vice President, Worldwide Sales
Fred Rosenzweig ........  43     Executive Vice President, Operations
Eric Saltzman ..........  36     Chief Financial Officer, General Counsel and
                                 Corporate Secretary
Jan Smith ..............  35     Vice President, Human Resources and Corporate
                                 Communications

     Information regarding Dan Avida is listed under "Election of Directors."

     Mr. Lee has served as Vice President, Worldwide Sales since August 1998. From January 1997 to July 1998, Mr. Lee served as Vice President of Sales, Office and Embedded Systems. From October 1995 to January 1997, Mr. Lee served as Director of Worldwide Sales, Ricoh & Minolta. From October 1994 to September 1995, Mr. Lee served as an Worldwide OEM Account Manager, Ricoh and Minolta. Before joining EFI, Mr. Lee was Director of Worldwide Sales at Pacific Data Products. Mr. Lee holds a B.A. in Economics from Claremont-McKenna College and a B.S. and M.S. in Industrial Engineering from Stanford University.

     Mr. Rosenzweig has served as Executive Vice President, Operations since August 1998. From January 1995 to August 1998, Mr. Rosenzweig served as Vice President, Manufacturing and Support. From May 1993 to January 1995, Mr. Rosenzweig served as Director of Manufacturing. From July 1992 to May 1993, he was a plant general manager at Tandem Computers Corporation. From October 1989 to July 1992, Mr. Rosenzweig served as a systems and peripheral test manager at Tandem Computers Corporation. Mr. Rosenzweig holds a B.S. in Metallurgical
Engineering from Pennsylvania State University and an MBA from the University of California at Berkeley.

     Mr. Saltzman has served as Chief Financial Officer, General Counsel and Corporate Secretary since August 1998. From October 1995 to August 1998, Mr. Saltzman served as Vice President, Strategic Relations. From January 1994 to October 1995, Mr. Saltzman served as Director of Commercial Affairs and General Counsel. From June 1991 to December 1993, Mr. Saltzman was a Senior Corporate Associate at Cooley Godward LLP. Mr. Saltzman holds a B.A. from Swarthmore College and a JD from Stanford Law School.

     Ms. Smith has served as Vice President, Human Resources and Corporate Communications since May 1998. From October 1995 to May 1998, Ms. Smith served as Vice President, Human Resources. From May 1993 to October 1995, Ms. Smith served as Director of Human Resources. Before joining EFI, Ms. Smith held various Human Resources management positions in Operations, Engineering and general staff areas at FMC Corporation. Ms. Smith holds a B.A. from Bradley University and a MA in Industrial Relations from the University of Illinois at Urbana-Champaign.

                            EXECUTIVE COMPENSATION


Compensation of Executive Officers

     The following table sets forth certain summary information regarding compensation paid by the Company for services rendered during the fiscal years ended December 31, 1998, 1997 and 1996 to all individuals serving as the Company's Chief Executive Officer during the last complete fiscal year and its four most highly compensated executive officers other than the Chief Executive
Officer.


                          Summary Compensation Table



                                                                                        Long-Term
                                                                                       Compensation
                                                      Annual Compensation                 Awards
                                               ------------------------------------   -------------    All Other
                                                 Salary              Bonus              Number Of    Compensation
      Name and Principal Position        Year    ($) (1)            ($) (1)              Options          ($)
--------------------------------------- ------ -------------- ---------------------   ------------- ---------------
Dan Avida .............................  1998    400,000            451,713(2)           100,000         6,000(5)
 Chairman of the Board of Directors and  1997    375,000            212,810(3)            90,000       179,876(6)
 Chief Executive Officer                 1996    350,000            188,149(4)           150,000         6,000(5)
Mark Lee ..............................  1998    164,500            140,341(8)            25,000         4,800(5)
 Vice President, Worldwide Sales
Fred Rosenzweig .......................  1998    242,500            202,167(2)            37,000         4,800(5)
 Executive Vice President,               1997    210,000             85,124(3)            26,000         4,600(5)
 Operations                              1996    157,000(7)          56,448(4)            44,000         4,800(5)
Eric Saltzman .........................  1998    212,500            143,750(2)            30,000         4,800(5)
 Chief Financial Officer, General        1997    185,000             59,992(3)            17,000         4,800(5)
 Counsel and Corporate Secretary         1996    143,750(7)          46,110(4)            30,000         4,800(5)
Jan Smith .............................  1998    165,000            106,891(2)            30,000         4,800(5)
 Vice President, Human Resources and
 Corporate Communications

------------
(1) Amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.
(2) Represents bonuses accrued in 1998 under the Executive Bonus Plan and paid in January 1999.
(3) Represents bonuses accrued in 1997 under the Executive Bonus Plan and paid in March 1998.
(4) Represents bonuses accrued in 1996 under the Executive Bonus Plan and paid in January 1997.
(5) Automobile allowance.
(6) Consists of a $173,876 payment to compensate for personal tax consequences on conversion of previously granted incentive stock options to non-statutory stock options at the Company's request and a $6,000 automobile allowance.
(7) Includes salary accrued in 1996 and paid in 1997.
(8) Consists of a $49,891 commission and a $90,450 bonus accrued in 1998 under the Executive Bonus Plan and paid in January 1999.




Executive Incentive Plans

     The Compensation Committee of the Company's Board of Directors has adopted a bonus plan for its executive officers. Target bonuses under the Bonus Plan have been established based on a factor of the individual's annual salary for 1999 and are 75%, 55%, 45%, 50% and 45% for Messrs. Avida, Rosenzweig,
Saltzman, Lee and Ms. Smith, respectively. Under the bonus plan, the target bonus established for all participants is based on the individual's and the Company's performances. Payment of target bonuses related to the Company's performance is contingent upon the achievement of certain minimum operating profit and revenue goals. If minimum operating profit and revenue goals are not achieved, bonus awards based on individual performance could still be made.

Compensation of Directors

     Effective July 1, 1998, outside members of the Board of Directors receive cash compensation in the amount of $15,000 per year plus $1,000 per Board of Directors meeting or $500 per Board of Directors meeting attended by telephone and $1,000 per Audit Committee meeting, in addition to reimbursement of reasonable expenses incurred in attending meetings. The cash compensation for 1998 had been prorated accordingly. All outside members of the Board of Directors have been granted 15,000 options to purchase shares of the Company's Common Stock. The options were granted on August 4, 1998 and are exercisable starting nine months after the grant date, with 25% of the option becoming exercisable on each of May 4, 1999, February 4, 2000, November 4, 2000, and August 4, 2001. None of the outside members of the Board exercised options during 1998. See "Committees of the Board of Directors--Meetings of Board of Directors and Committees."


                       STOCK OPTION GRANTS AND EXERCISES

     The following table sets forth information regarding stock option grants made during the fiscal year ended December 31, 1998 to each of the executive officers named in the Summary Compensation Table.


             Option Grants in Fiscal Year Ended December 31, 1998




                                                 Individual Grants
                           -------------------------------------------------------------         Potential Realizable
                              Number           % of Total                                    Value at Assumed Annual Rates
                              Of Shares          Options                                    of Stock Price Appreciation for
                             Underlying         Granted to     Exercise                              Option Term (3)
                               Options          Employees       Price       Expiration      -------------------------------
                             Granted (1)        in 1998       Per Share      Date (2)           5%                   10%
                           -----------------   ------------   -----------   ------------    ----------          ------------
Dan Avida ..............       100,000(4)         5.5%          $ 13.75        8/4/08        $864,730            $2,191,396
Mark Lee ...............        10,000(5)         0.6%            15.64       1/22/08          98,363               249,271
                                15,000(4)         0.8%            13.75        8/4/08         129,710               328,709
                           -----------            ----                                      ---------           -----------
                                25,000            1.4%                                        228,073               577,981
Fred Rosenzweig ........        37,000(4)         2.0%            13.75        8/4/08         319,950               810,816
Eric Saltzman ..........        30,000(4)         1.6%            13.75        8/4/08         259,419               657,419
Jan Smith ..............        30,000(4)         1.6%            13.75        8/4/08         259,419               657,419

------------
(1) Options granted on August 4, 1998 are exercisable starting 9 months after the grant date, with 25% of the option shares becoming exercisable on each of May 4, 1999, February 4, 2000, November 4, 2000, and August 4, 2001. Options granted on January 22, 1998 are exercisable starting 6 months after the grant date, with 25% of the option shares becoming exercisable on each of July 22, 1998, January 22, 1999, January 22, 2000 and January 22, 2001. Each grant was made at an exercise price equal to the fair market value on the date of grant.

(2) The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of its future Common Stock price.
(4) Options were granted on August 4, 1998.

(5) Options were granted on January 22, 1998.

     The following table sets forth information regarding exercises of stock options during the fiscal year ended December 31, 1998 by each of the executive officers named in the Summary Compensation Table.


                                   Aggregated Option Exercises in Fiscal Year Ended
                                  December 31, 1998 and Fiscal Year End Option Values



                                                                Number of                   Value of Unexercised
                                                           Unexercised Options              In-the-Money Options
                      Shares                                   at 12/31/98                     at 12/31/98 (2)
                    Acquired on        Value         -------------------------------   -------------------------------
       Name          Exercise       Realized (1)     Exercisable     Unexercisable     Exercisable     Unexercisable
------------------- -------------   --------------   -------------   ---------------   -------------   ---------------
Dan Avida .........         0          $      0        815,236           292,500        $24,963,003      $5,062,500
Mark Lee ..........     8,000           112,742          4,500            36,500             28,750         701,914
Fred Rosenzweig ...         0                 0         69,500           107,000          1,600,281       2,134,031
Eric Saltzman .....         0                 0         47,750            71,250          1,271,719       1,370,156
Jan Smith .........     1,700            17,053         50,330            75,250          1,265,222       1,427,656

------------
(1) This amount represents the market value of the underlying securities on the exercise date minus the exercise price of such options.

(2) This amount represents the market value of the underlying securities relating to "in-the-money" options at December 31, 1998 minus the exercise price of such options.


                             EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with Messrs. Avida and Rosenzweig in July 1995, with Mr. Saltzman and with Ms. Smith in October 1995, whereby each executive's employment shall continue to be "at will." The employment agreements state an annual base salary, subject to any increases annually as the Company's Board shall authorize from time to time in connection with an annual review and provides for such performance bonus amounts as the Company's Board authorizes. In addition, the employment agreements contain certain provisions that take effect upon a change in control of the Company. If the executive's employment is involuntarily or constructively terminated other than for cause within a period beginning 90 days before and ending 18 months after a change of control, the executive will be entitled to a lump sum severance payment in an amount equal to one-half of his then current annual salary and bonus. Each employment agreement terminates upon the earlier of (i) the date that all obligations of the parties thereunder have been satisfied,
(ii) October 1, 1999, or (iii) eighteen (18) months after a change of control.


                     REPORT OF THE COMPENSATION COMMITTEE

     The Report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the
"Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     General. The   responsibilities   of  the  Compensation  Committee  are  to
administer the Company's various incentive stock option plans, and to set compensation policies applicable to the Company's executive officers.

     Base Salary. Individual salaries are determined based on individual experience, performance and breadth of responsibility within the Company. The Compensation Committee reviews these factors for each executive officer each year. In addition, the Compensation Committee considers executive officers' salaries for relative competitiveness within the Company's sector of the computer industry.

     Commissions and Bonuses. The Company established a bonus plan for its executive officers. See "Executive Compensation--Executive Incentive Plans."

     Stock Options. The Company's Stock Plans are long-term incentive plans for all employees. These plans are intended to align stockholder and employee interests by creating a direct link between long-term rewards and the value of the Company's shares. The Compensation Committee believes that long-term stock ownership by executive officers and all employees is an important factor in achieving above average growth in share value and in retaining valued employees.  Since  the  value  of  an  option bears a direct relationship to the
Company's stock price, the Compensation Committee believes that options motivate executive officers and employees to manage the Company in a manner which will benefit all stockholders.

     The Stock Plans authorize the Compensation Committee to award stock options to employees at any time. Options are generally granted at the time of initial employment with the Company, and at later dates at the discretion of the Compensation Committee. The size of initial and subsequent grants are determined by a number of factors including comparable grants to executive officers and employees by other companies which compete in the Company's industry. The exercise price per share of the stock options is equal to the prevailing market value of a share of the Company's Common Stock on the date the options are granted.

     CEO Salary. The Compensation Committee has set Mr. Avida's base salary for 1999 at $425,000. The Compensation Committee believes that the Company's success is dependent in part upon the efforts of its chief executive officer, and as a result, the Company entered into a four-year employment agreement with Mr. Avida in July 1995 (see "Employment Agreements").

                                        Submitted by:



                                        Jean-Louis Gassee
                                        Member of the Compensation Committee



                                        Thomas I. Unterberg
                                        Member of the Compensation Committee


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Jean-Louis Gassee has served on the Compensation Committee of the Board of Directors from its formation in August 1992 through December 31, 1998. Thomas
I. Unterberg has served on the Compensation Committee of the Board of Directors from his appointment in February 1995 through December 31, 1998.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
         AMONG ELECTRONICS FOR IMAGING, INC., H&Q TECHNOLOGY INDEX AND
                            NASDAQ COMPOSITE INDEX

     The stock price performance graph below includes information required by the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The following graph demonstrates a comparison of cumulative total returns based upon an initial investment of $100 in the Company's Common Stock as compared with the Hambrecht & Quist Technology Index, the NASDAQ Composite Index as well as the NASDAQ US Index and the NASDAQ Computers and Manufacturers Index. Historically, the Company presented the comparison of the Company's Common Stock to the Hambrecht & Quist Technology Index and the NASDAQ Composite Index. The Company decided to present in the future the comparison of the Company's Common Stock to the NASDAQ US Index and the NASDAQ Computers and Manufacturers Index as the indexes are more readily available for the public. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company's relative stock price for the period commencing on October 2, 1992 (the date the Company's Common Stock began trading on the NASDAQ National Market System) and ending on December 31, 1998.

[The following description data is supplied in accordance with Rule 304(d) of Regulation S-T]
                                                      Nasdaq  Computers
            EFII    H&Q    Nasdaq Comp.   Nasdaq US   Manufactures Stock


31-Dec-93   $100   $100        $100          $100           $100
31-Dec-94   $157   $116        $ 97          $ 98           $110
31-Dec-95   $500   $173        $135          $138           $173
31-Dec-96   $940   $208        $166          $170           $232
31-Dec-97   $380   $276        $202          $209           $281
31-Dec-98   $914   $426        $282          $293           $610

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                                        By Order of the Board of Directors


                                        /s/  Eric Saltzman



                                        Eric Saltzman
                                        Secretary



Dated: April 7, 1999

                                                                      APPENDIX A



                         ELECTRONICS FOR IMAGING, INC.

                           1999 EQUITY INCENTIVE PLAN

                             Adopted March 29, 1999
                 Approved By Stockholders _______________, 1999
                        Termination Date: March 28, 2009


1.       PURPOSES.

     (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

     (b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock appreciation rights, (iv) stock bonuses and (v) rights to acquire restricted stock.

     (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.       DEFINITIONS.

     (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c).

     (e) "Common Stock" means the common stock of the Company.

     (f) "Company" means Electronics for Imaging, Inc., a Delaware corporation.

     (g) "Consultant" means any person, including an advisor, (1) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (2) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director's fee by the Company for their services as Directors.

     (h) "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     (i) "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (j) "Director" means a member of the Board of Directors of the Company.

     (k) "Disability" means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person's position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

     (l) "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (n) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (p) "Non-Employee Director" means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (s) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

     (t) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (u) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (v) "Outside Director" means a Director of the Company who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (w) "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

     (x) "Plan" means this Electronics for Imaging, Inc. 1999 Equity Incentive Plan.

     (y) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

     (z) "Securities Act" means the Securities Act of 1933, as amended.

     (aa) "Stock Award" means any right granted under the Plan, including an Option, a stock appreciation right, a stock bonus and a right to acquire restricted stock.

     (bb) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

     (cc) "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.       ADMINISTRATION.

     (a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) Powers of Board. The board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

          (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan as provided in Section 12.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) Delegation to Committee.

          (i) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

   (d) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Board or Committee shall be final and binding on all Optionholders.

4.       SHARES SUBJECT TO THE PLAN.

   (a) Share  Reserve.  Subject to the  provisions  of Section  11  relating  to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate six hundred thousand (600,000) shares of Common Stock.

   (b) Share Limitation for Stock Bonuses and Restricted Stock Awards. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to stock bonuses and restricted stock awards shall not exceed in the aggregate ten percent (10%) of the aggregate shares reserved for issuance under subsection 4(a).

   (c) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to stock appreciation rights exercised in accordance with the Plan shall not be available for subsequent issuance under the Plan. If any Common Stock acquired pursuant to the exercise of an Option shall for any reason be repurchased by the Company under an unvested share repurchase option provided under the Plan, the stock repurchased by the Company under such repurchase option shall not revert to and again become available for issuance under the Plan.

     (d) Source of Shares. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.       ELIGIBILITY.

     (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

     (b) Ten Percent Stockholders. No Ten Percent Stockholder shall be eligible for the grant of an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no Employee shall be eligible to be granted Options and/or stock appreciation rights covering more than two million (2,000,000) shares of the Common Stock during any fiscal year of the Company with respect to options granted to any Employee in connection with his or her initial employment with the Company or one million (1,000,000) shares of the Common Stock during any fiscal year of the Company with respect to options granted to Employees for all other purposes.

6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

     (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market

Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (d) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) by delivery to the Company of other Common Stock, according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Participant or in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

         In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(e), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

     (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(f), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

     (g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (h) Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

     (i) Extension of Termination Date. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

     (j) Disability of Optionholder. In the event an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

     (k) Death of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

     (l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

     (m) Re-Load Options. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a "Re-Load Option") in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) provide for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

                  Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and the "Section 162(m) Limitation" on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.       PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

     (a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i) Consideration. A stock bonus shall be awarded in consideration for past services actually rendered to the Company for its benefit.

          (ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iii) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

          (iv) Transferability. Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

     (b) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than fifty percent (50%) of the stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

          (ii) Consideration. The purchase price of stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

          (iii) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iv) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

          (v) Transferability. Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

     (c) Stock Appreciation Rights.

          (i) Authorized Rights. The following three types of stock appreciation rights shall be authorized for issuance under the Plan:

               (1) Tandem Rights. A "Tandem Right" means a stock appreciation right granted appurtenant to an Option which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: The Tandem Right shall require the holder to elect between the exercise of the underlying Option for shares of Common Stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of Common Stock covered by that portion of the surrendered Option in which the Optionholder is vested over (B) the aggregate exercise price payable for such vested shares.

               (2) Concurrent Rights. A "Concurrent Right" means a stock appreciation right granted appurtenant to an Option which applies to all or a portion of the shares of Common Stock subject to the underlying Option and which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of Common Stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as determined by the Board at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of Common Stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

               (3) Independent Rights. An "Independent Right" means a stock appreciation right granted independently of any Option but which is subject to the same terms and conditions applicable to a Nonstatutory Stock Option with the following exceptions: An Independent Right shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (a) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (b) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Independent Right.

          (ii) Relationship to Options. Stock appreciation rights appurtenant to Incentive Stock Options may be granted only to Employees. The "Section 162(m) Limitation" provided in subsection 5(c) and any authority to reprice Options shall apply as well to the grant of stock appreciation rights.

          (iii) Exercise. To exercise any outstanding stock appreciation right, the holder shall provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(c) regarding the "Section 162(m) Limitation," no limitation shall exist on the aggregate amount of cash payments that the Company may make under the Plan in connection with the exercise of a stock appreciation right.

8.       COVENANTS OF THE COMPANY.

     (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.       USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

10.      MISCELLANEOUS.

     (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant or other holder of Stock Awards any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

     (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.      ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     (b)  Dissolution  or  Liquidation.   In  the  event  of  a  dissolution  or
liquidation of the Company, then such Stock Awards shall be terminated if not exercised (if applicable) prior to such event.

     (c) Change in Control--Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (1) a sale of substantially all of the assets of the Company,
(2) a merger or consolidation in which the Company is not the surviving corporation or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume or continue any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) by a time established by the Board at or following the occurrence of such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) at or prior to such event.

12.      AMENDMENT OF THE PLAN AND STOCK AWARDS.

     (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any NASDAQ or securities exchange listing requirements.

     (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.      TERMINATION OR SUSPENSION OF THE PLAN.

     (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth
(10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) No Impairment of Rights. Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Participant.

14.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                                                                      APPENDIX A


                                     PROXY
         This Proxy is solicited on behalf of the Board of Directors of

                         ELECTRONICS FOR IMAGING, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 6, 1999



     The undersigned stockholder of ELECTRONICS FOR IMAGING, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 1999, and hereby appoints Dan Avida and Eric Saltzman, or either of them, his or her proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders, of ELECTRONICS FOR IMAGING, INC. to be held on Thursday, May 6, 1999 at 9:00 a.m., Pacific Daylight Time, at Electronics For Imaging, Inc., 303 Velocity Way, Foster City, California 94404, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse.



           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

----- Please mark
  x   votes as in
----- this example

THIS PROXY WILL BE VOTED AS  DIRECTED  OR, IF NO  CONTRARY  DIRECTION  IS  INDICATED,  WILL BE VOTED FOR THE  ELECTION OF
DIRECTORS,   FOR  THE  APPROVAL  OF  THE  1999  EQUITY  INCENTIVE  PLAN, FOR  THE  RATIFICATION  OF  THE  APPOINTMENT  OF
PRICEWATERHOUSECOOPERS  LLP AS  INDEPENDENT  AUDITORS  AND AS SAID PROXIES  DEEM  ADVISABLE ON SUCH OTHER  MATTERS AS MAY
PROPERLY COME BEFORE THE MEETING.
1. Election of Directors.                                                                          FOR   AGAINST  ABSTAIN
Nominees: Dan Avida, Gill Cogan, Jean-Louis Gassee         2. Proposal to approve the 1999 Equity  [ ]     [ ]      [ ]
          Dan Maydan, Thomas I. Unterberg.                    Incentive Plan.

   FOR    [ ]                [ ]WITHHELD                   3. Proposal to  ratify the appointment  [ ]     [ ]      [ ]
   ALL                          FROM ALL                      of  PricewaterhouseCoopers  LLP  as
 NOMINEES                       NOMINEES                      Independent auditors of the Company
                                                              for the fiscal year ending December
                                                              31, 1999.


[ ]______________________________________                  4. In their discretion, upon such other matter or matters that
   For all nominees except as noted above                     may properly come  before the  meeting or  any adjournments thereof.




                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT              [ ]


                                                           This  Proxy  should  be  marked,   dated  and  signed  by  the
                                                           stockholder(s)  exactly  as his or her  name  appears  on this proxy card,  and returned  promptly in the  enclosed envelope.
                                                           When signing as attorney, executor, administrator,  trustee or guardian, please give  full  title  as such. If a corporation, please  sign in full  corporate  name by  President  or  other
                                                           authorized   officer.   If  a  partnership,   please  sign  in
                                                           partnership name by authorized  person.  If shares are held by joint tenants or as community property, each should sign.




Signature:________________________________Date:____________ Signature:________________________________Date:______________